EXHIBIT 10.9

PERFORMANCE UNIT AGREEMENT (International)

Name of Employer                _______________________________

Name of Participant:             _______________________________

Name of Plan:                 2015 Ashland Inc. Incentive Plan

Number of Performance Units:         ________

Three-Year Performance Period:        October 1, 20__ through September 30, 20__

Date of Award:                __________________________, 20__

__________________________________________ (the “Employer”) hereby confirms the grant of a Performance Unit Award (“Award”) to the above-named Participant (hereinafter called the “Participant”) pursuant to the 2015 Ashland Inc. Incentive Plan (hereinafter called the “Plan”) (Attachment 1) and this Performance Unit Agreement (International) (“Agreement”), in order to provide the Participant with an additional incentive to continue his/her services to and to continue to work for the best interests of the Employer. The Employer confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of Performance Units set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Long-Term Incentive Plan Program Memorandum (“LTIP”) (Attachment 2) and the Plan.
1.    Performance Unit Award. This Award is granted under, and subject to, all the terms and conditions of the LTIP and the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. In consideration of this Award, the Participant agrees that without the written consent of Ashland Inc. (“Ashland”), the Participant will not (i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its subsidiaries; or (ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its subsidiaries, including, without limitation, (aa) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its subsidiaries to terminate his, her or its relationship with Ashland or any of its subsidiaries for any reason, or (bb) disclose proprietary or confidential information of Ashland or any of its subsidiaries to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its subsidiaries (the “Participant Covenants”), provided, however, that section (ii) above shall not be breached in the event that the Participant discloses proprietary or confidential information to the Securities and Exchange Commission, to the extent necessary to report suspected or actual violations of U.S. securities laws, or the Participant’s disclosure of proprietary or confidential information is protected under the whistleblower provisions of any applicable law or regulation. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made.
Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within twenty-four (24) months following the Participant’s termination of employment with Ashland or its subsidiaries for any reason: (i) Ashland may eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its subsidiaries (either directly or under any employee benefit or compensation plan, agreement, or arrangement) to or on behalf of the Participant in an amount up to the

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total amount paid (or closing stock price of Ashland Common Stock on the payment date multiplied by the number of shares of Ashland Common Stock awarded) or payable to the Participant under this Agreement; and/or (ii) Ashland may require the Participant to pay Ashland an amount up to the total amount paid (or closing stock price of Ashland Common Stock on the payment date multiplied by the number of shares of Ashland Common Stock awarded) to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith.
Based upon the attainment of the Performance Goals outlined in the LTIP, this Award of Performance Units will be paid to the Participant solely in cash, in an amount determined by multiplying (x) the number of Performance Units (if any) earned pursuant to this Award, by (y) the Fair Market Value (as defined in the Plan) per share of Ashland Common Stock on the date that attainment of the Performance Goals and payment of this Award is approved in accordance with the LTIP and the Plan (the “Crediting Date”). After the Crediting Date, payment shall be made to the Participant as soon as it is administratively possible and all other conditions hereunder are met.
This Agreement shall not entitle Participant to Ashland Common Stock, or any dividends or distributions on Ashland Common Stock, or any return or interest on the contingent cash compensation provided in this Agreement. The cash compensation shall be calculated in US dollars, but paid in the local currency of the Participant (as soon as administratively possible) based on the prevailing currency conversion rate on the Crediting Date.
2.     Adjustments. In the event of any change in the outstanding Ashland Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, the number of Performance Units under this Agreement shall be automatically adjusted so that the proportionate interest in Ashland Common Stock represented by the Performance Units shall be maintained as before the occurrence of such event. If Ashland Common Stock ceases to be listed on the NYSE prior to the Crediting Date, the Fair Market Value for purposes of this Agreement shall be the closing price for Ashland Common Stock on the NYSE on the last listing day.
3.     Treatment as Ordinary Wage Compensation. To the maximum extent permissible by local law, and for all purposes, including but not limited to tax purposes, the cash compensation payable under this Agreement shall be treated as regular wage compensation and subject to any applicable taxes or withholding or other wage or employment laws.
4.     Effect on Employment. This Agreement is not a contract of employment and it is not a guarantee of employment for life or any period of time. Nothing in this Agreement interferes with or limits in any way the right of the Employer to terminate the Participant’s employment at any time subject to and in accordance with the applicable laws. This Agreement does not give the Participant any right to continue in the employ of the Employer. The Participant acknowledges that he is an employee of the Employer and not an employee of Ashland or any other Ashland affiliate.
5.     Assignment or Transfer of Rights. The Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any rights under this Agreement.
6.     Voluntary Waiver Option. The Participant may voluntarily waive any rights under this Agreement at any time prior to the Crediting Date provided such waiver is in writing, properly executed and delivered to the Employer.
7.     Compliance with Applicable Law. Payment under this Agreement is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies as may be required. No payment will be made under this Agreement if that payment would result in a violation of any applicable law.

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8.     Complete Agreement. This Agreement, the Plan and the LTIP represent the entire agreement between the Participant, the Employer and Ashland regarding the Performance Units. No promises, terms, or agreements of any kind regarding the Performance Units that are not set forth in this Agreement, the Plan or the LTIP.
9.     Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
10.     No Third Party Obligors. The Participant acknowledges that the obligation to make payments due under this Agreement, if any, shall be the sole obligation of the Employer and shall be unfunded and unsecured. In no event shall Ashland or any related party other than Employer be obligated to make payments due under this Agreement.
11.     Specific Participant Acknowledgments and Agreements. In accepting this Agreement, the Participant acknowledges that: (a) this Agreement is established voluntarily by the Employer; (b) the grant of rights under this Agreement is voluntary and occasional and does not create any contractual or other right to receive future rights, or benefits in lieu of the rights under this Agreement, even if rights under this Agreement have been granted repeatedly in the past; (c) the Participant’s execution of this Agreement is voluntary; (d) the rights under this Agreement are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to Ashland or any affiliate other than the Employer and are outside the scope of any employment contracts, if any; (e) the compensation under this Agreement is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) this Agreement will not be interpreted to form an employment contract or relationship with the Employer, or Ashland, or any affiliate of either; (g) the stock price for Ashland Common Stock is unknown and cannot be predicted with certainty; (h) to the fullest extent permitted by law, no claim or entitlement to compensation or damages arises from this Agreement and the Participant irrevocably releases the Employer, Ashland, and their affiliates, from any such claim that may arise; and (i) the term “actively employed” as used in Section 1 excludes any termination notice period mandated under law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).
12.     Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this document by the Employer, Ashland, or their affiliates, for the exclusive purpose of implementing, administering and managing the matter governed by this Agreement. The Participant understands that the Employer, Ashland, or their affiliates, hold certain personal information about him, including, but not limited to, his name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, or shares of stock or directorships held in the Employer, Ashland, or their affiliates, details of all matters governed by this Agreement and the Employer’s employment of the Participant (“Data”). The Participant understands that the Employer, Ashland, or their affiliates, may transfer Data amongst themselves as necessary for the implementation, administration and management of this Agreement, that Data may be transferred to any third parties assisting in the implementation, administration and management of this Agreement, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing matters governed by this Agreement, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage their rights under this Agreement, including but not limited to any applicable retention period necessary for effective or lawful administration of this Agreement. The Participant understands that he may, at any time, view Data, request

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additional information about the storage and processing of Data, require any amendments to Data that are required by applicable law or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Participant is not obligated to consent to the collection, use, processing and transfer of Data. However, the Participant understands that if he refuses to grant consent under this Section by failing to accept this Agreement he will not receive any compensation pursuant to this Agreement, and that if he subsequently withdraws his consent under this Section he will forfeit any rights he may have obtained under this Agreement. The Participant understands that he may contact his local human resources representative for more information on the consequences of his refusal to consent or withdrawal of consent.
13.    Electronic Delivery. The Participant consents and agrees to electronic delivery of any documents that the Employer may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Ashland Inc., Attn: Shea Blackburn 50 E. RiverCenter Blvd. P.O. Box 391, Covington, KY 41011, this consent shall be effective for the duration of the Award.
14.    Confirmation of Agreement. Subject to the terms and conditions specified herein and of the Plan, this Award of Performance Units shall be confirmed by execution of this Agreement and delivery thereof no later than __________________, 20____, to the Employer at Ashland Inc., Attn: Shea Blackburn 50 E. RiverCenter Blvd. P.O. Box 391, Covington, KY 41011. The right to the Award of Performance Units under the Plan shall expire if not accepted by _________________, 20____, as set forth above.

IN WITNESS WHEREOF, THE EMPLOYER has caused this instrument to be executed and delivered effective as of the day and year first above written.

Ashland inc.

By:    ________________________________

Name: ________________________________

Title:    ________________________________

I hereby elect to receive this Award of Performance Units subject to the terms and conditions of the Plan and the LTIP. My election to accept this Award of Performance Units is effective ______________________, 20_____. I hereby acknowledge receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). I represent that I am familiar with the terms and provisions of the Prospectus Information and hereby accept this Award on the terms and conditions set forth herein and in the Plan, and acknowledge that I had the opportunity to obtain independent legal advice at my expense prior to accepting this Award.

______________________________________________________________________
Name                            Date

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